Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of CSX CORPORATION, a Virginia Corporation, which is to file with the Securities and Exchange Commission, Washington, D. C., a Form 10-K for fiscal year ended December 25, 2009 hereby constitutes and appoints Carolyn T. Sizemore and Ellen M. Fitzsimmons his/her true and lawful attorneys-in-fact and agents, for him/her and in his/her name, place and stead to sign said Form 10-K, and any and all amendments thereto, with power where appropriate to affix the corporate seal of CSX Corporation thereto and to attest said seal, and to file said Form 10-K, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

/s/ DONNA M. ALVARADO	/s/ JOHN D. McPHERSON
Donna M. Alvarado	John D. McPherson
February 18, 2010	February 18, 2010

/s/ ALEXANDRE BEHRING	/s/ TIMOTHY T. O'TOOLE
Alexandre Behring	Timothy T. O'Toole
February 18, 2010	February 18, 2010

/s/ JOHN B. BREAUX	/s/ DAVID M. RATCLIFFE
John B. Breaux	David M. Ratcliffe
February 18, 2010	February 18, 2010

/s/ STEVEN T. HALVERSON	/s/ DONALD J. SHEPARD
Steven T. Halverson	Donald J. Shepard
February 18, 2010	February 18, 2010

/s/ EDWARD J. KELLY, III	/s/ MICHAEL J. WARD
Edward J. Kelly, III	Michael J. Ward
February 18, 2010	February 18, 2010

/s/ GILBERT H. LAMPHERE
Gilbert H. Lamphere
February 18, 2010